UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/13/2012

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On September 13, 2012, the Board of Directors (the "Board") of Assurant, Inc. (the "Company") elected Jean-Paul L. Montupet to the Board and appointed him to its Nominating & Corporate Governance Committee, effective immediately. There are no arrangements or understandings between Mr. Montupet and any other person pursuant to which Mr. Montupet was elected a director.

As compensation for his service as a director, Mr. Montupet will receive annual retainers in accordance with the terms and conditions of the Assurant, Inc. Amended and Restated Directors Compensation Plan, filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission (the "SEC") on February 23, 2011 (the "Directors Compensation Plan"). Consistent with the terms of the Directors Compensation Plan, Mr. Montupet will also receive an annual grant, pursuant to the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan, of restricted stock units with a grant date fair market value of $80,000. The terms and conditions of this grant will be governed by an agreement substantially in the form of the Assurant, Inc. Restricted Stock Unit Award Agreement for Time-Based Awards for Directors, attached as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on June 14, 2011.

In connection with Mr. Montupet's election, the Company issued a news release on September 13, 2012. The text of the news release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1    News release dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: September 13, 2012	By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News release dated September 13, 2012